UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by MSCI Inc. (the “Company”) under Item 5.02 on November 2, 2017 regarding the appointment of Marcus L. Smith to the Board of Directors (the “Board”) of the Company, effective November 2, 2017. This Amendment No. 1 is being filed to provide additional information with respect to Mr. Smith’s appointments to the Board’s Audit Committee and Strategy and Finance Committee.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, the Board appointed Marcus L. Smith to serve as a member of the Board, effective November 2, 2017. On January 30, 2018, the Board appointed Mr. Smith to serve on the Audit Committee, effective January 30, 2018, and on the Strategy and Finance Committee, effective April 30, 2018.

In connection with Mr. Smith’s appointment to the Audit Committee, the Board determined that Mr. Smith (i) satisfied the Securities and Exchange Commission’s standard of independence for audit committee members and (ii) is “financially literate” and has accounting or financial management expertise as required by the New York Stock Exchange listing requirements.

In connection with his appointments to the Board’s Audit Committee and Strategy and Finance Committee, Mr. Smith is entitled to the compensation set forth in the non-employee directors compensation program described in the Company’s annual proxy statement filed with the Securities and Exchange Commission on March 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2018	MSCI Inc.

	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer